UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2011 (January 5, 2011)

Realogy Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Campus Drive

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1. Indentures relating to the New 11.50% Senior Notes, the New 12.00% Senior Notes and the New Senior Subordinated Notes

On January 5, 2011, Realogy Corporation, a Delaware corporation (the “Company”), in connection with the consummation of its previously announced exchange offers and consent solicitations (the “Exchange Offers”) issued $491,824,000 aggregate principal amount of 11.50% Senior Notes due 2017 (the “New 11.50% Senior Notes”), $129,579,298 aggregate principal amount of 12.00% Senior Notes due 2017 (the “New 12.00% Senior Notes” and, together with the New 11.50% Senior Notes, the “New Senior Notes”) and $10,282,000 aggregate principal amount of 13.375% Senior Subordinated Notes due 2018 (the “New Senior Subordinated Notes” and, together with the New Senior Notes, the “Extended Maturity Notes”). The New 11.50% Senior Notes were issued under an indenture, dated as of January 5, 2011 (the “New 11.50% Senior Note Indenture”), among the Company, Domus Holdings Corp., a Delaware corporation (“Holdings”) and indirect parent of the Company, the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The New 12.00% Senior Notes were issued under an indenture, dated as of January 5, 2011 (the “New 12.00% Senior Note Indenture”), among the Company, Holdings, the Note Guarantors and the Trustee. The New Senior Subordinated Notes were issued under an indenture, dated as of January 5, 2011 (the “New Senior Subordinated Note Indenture” and, together with the New 11.50% Senior Note Indenture and the New 12.00% Senior Note Indenture, the “Extended Maturity Note Indentures”), among the Company, Holdings, the Notes Guarantors and the Trustee. The Extended Maturity Notes were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) only to holders who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

The New 11.50% Senior Notes are unsecured senior obligations of the Company and will mature on April 15, 2017. The New 11.50% Senior Notes bear interest at a rate of 10.50% per annum from October 15, 2010 to, but not including, January 5, 2011, and at a rate of 11.50% per annum, accruing from January 5, 2011 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year.

The New 12.00% Senior Notes are unsecured senior obligations of the Company and will mature on April 15, 2017. The New 12.00% Senior Notes bear interest at a rate of 11.75% per annum from October 15, 2010 to, but not including, January 5, 2011, and at a rate of 12.00% per annum, accruing from January 5, 2011 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year.

The New Senior Subordinated Notes are unsecured senior subordinated obligations of the Company and will mature on April 15, 2018. The New Senior Subordinated Notes bear interest at a rate of 12.375% per annum from October 15, 2010 to, but not including, January 5, 2011, and at a rate of 13.375% per annum, accruing from January 5, 2011 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year.

The Company may redeem all or a portion of the Extended Maturity Notes at any time on or after April 15, 2013, at the applicable redemption price plus accrued and unpaid interest. In addition, prior to April 15, 2013, the Company may redeem all or a portion of the Extended Maturity Notes at a price equal to 100% of the principal amount of the Extended Maturity Notes to be redeemed, plus accrued and unpaid interest, plus a “make-whole” premium. The Company may redeem up to 100% of the aggregate principal amount of the Extended Maturity Notes at any time on or prior to April 15, 2013, in each case, using net proceeds from certain equity offerings. If the Company experiences certain kinds of changes in control, it must offer to purchase the Extended Maturity Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest. If the Company sells certain assets, it must offer to repurchase the Extended Maturity Notes at 100% of the principal amount, plus accrued and unpaid interest.

The following is a brief description of the terms of the Extended Maturity Notes and the Extended Maturity Note Indentures.

Ranking

The New Senior Notes are:

•

effectively subordinated to all of the Company’s and the Note Guarantors’ existing and future senior secured debt, to the extent of the value of the assets securing such debt, including its obligations under its senior secured credit facility;

•

equal in right of payment with all of the Company’s and the Note Guarantors’ existing and future unsecured senior debt, including the Existing Senior Notes (as defined below) and the related guarantees; and

•

senior in right of payment to all of the Company’s and the Note Guarantors’ existing and future subordinated debt, including the New Senior Subordinated Notes, the Convertible Notes (as defined below), the Existing Senior Subordinated Notes (as defined below) and the related guarantees.

The New Senior Subordinated Notes:

•

are subordinated in right of payment to all of the Company’s and the Note Guarantors’ existing and future senior debt, including its obligations under its senior secured credit facility, the New Senior Notes, the Existing Senior Notes and the related guarantees;

•

are equal in right of payment with all of the Company’s and the Note Guarantors’ existing and future senior subordinated debt, including the Existing Senior Subordinated Notes, the Convertible Notes and the related guarantees; and

•	rank senior in right of payment to all of the Company’s and the Note Guarantors’ future debt that is by its terms subordinated to the New Senior Subordinated Notes.

Guarantees

The New Senior Notes are jointly and severally guaranteed by each of the Company’s direct or indirect subsidiaries that is a guarantor under its senior secured credit facility (the “Note Guarantors”) on an unsecured senior basis and by Holdings on an unsecured senior subordinated basis. The New Senior Subordinated Notes are jointly and severally guaranteed by the Note Guarantors on an unsecured senior subordinated basis and by Holdings on an unsecured junior subordinated basis.

Optional Redemption

New Senior Notes

On or after April 15, 2013, the Company may redeem the New Senior Notes at its option at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth in the applicable table below:

New 11.50% Senior Notes

Period	Redemption Price
2013	105.750%
2014	102.875%
2015 and thereafter	100.000%

New 12.00% Senior Notes

Period	Redemption Price
2013	106.000%
2014	103.000%
2015 and thereafter	100.000%

In addition, prior to April 15, 2013, the Company may redeem the New Senior Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Senior Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing,

(A) at any time and from time to time on or prior to April 15, 2013, the Company may redeem in the aggregate up to 100% of the original aggregate principal amount of the New 11.50% Senior Notes (calculated after giving effect to any issuance of additional New 11.50% Senior Notes) with the net cash proceeds of one or more equity offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase capital stock (other than disqualified stock) of the Company from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 111.500%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed (or electronically transmitted) to each holder of New 11.50% Senior Notes being redeemed and otherwise in accordance with the procedures set forth in the New 11.50% Senior Note Indenture, and

(B) at any time and from time to time on or prior to April 15, 2013, the Company may redeem in the aggregate up to 100% of the original aggregate principal amount of the New 12.00% Senior Notes (calculated after giving effect to any issuance of additional New 12.00% Senior Notes) with the net cash proceeds of one or more equity offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase capital stock (other than disqualified stock) of the Company from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 112.000%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed (or electronically transmitted) to each holder of New 12.00% Senior Notes being redeemed and otherwise in accordance with the procedures set forth in the New 12.00% Senior Note Indenture.

Notice of any redemption upon any equity offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related equity offering.

New Senior Subordinated Notes

On or after April 15, 2013, the Company may redeem the New Senior Subordinated Notes at its option at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Period	Redemption Price
2013	106.688%
2014	104.458%
2015 and thereafter	100.000%

In addition, prior to April 15, 2013, the Company may redeem the New Senior Subordinated Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Senior Subordinated Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date.

At any time and from time to time on or prior to April 15, 2013, the Company may redeem in the aggregate up to 100% of the original aggregate principal amount of the New Senior Subordinated Notes (calculated after giving effect to any issuance of additional New Senior Subordinated Notes) with the net cash proceeds of one or more equity offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase capital stock (other than disqualified stock) of the Company from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 113.375%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed (or electronically transmitted) to each holder of New Senior Subordinated Notes being redeemed and otherwise in accordance with the procedures set forth in the New Senior Subordinated Note Indenture.

Notice of any redemption upon any equity offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related equity offering.

Change of Control

If the Company undergoes a change of control, it must offer to repurchase the Extended Maturity Notes at 101% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

Covenants

The indentures governing the terms of the Extended Maturity Notes contain various covenants that limit the Company and its restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock;

•	incur debt that is junior to senior indebtedness and senior to the senior subordinated notes;

•	pay dividends or make distributions to its stockholders;

•	repurchase or redeem capital stock or subordinated indebtedness;

•

prepay, for a period of two years, the Company’s 10.50% Senior Notes due 2014, 11.00%/11.75% Senior Toggle Notes due 2014 (together the “Existing Senior Notes”) and 12.375% Senior Subordinated Notes due 2015 (the “Existing Senior Subordinated Notes”) not tendered for exchange in the Exchange Offers;

•	make investments or acquisitions;

•	incur restrictions on the ability of certain of its subsidiaries to pay dividends or to make other payments to the Company;

•	enter into transactions with affiliates;

•	create liens;

•	merge or consolidate with other companies or transfer all or substantially all of its assets;

•	transfer or sell assets, including capital stock of subsidiaries; and

•	prepay, redeem or repurchase debt that is junior in right of payment to the Extended Maturity Notes.

These covenants are subject to a number of important exceptions and qualifications. In addition, for so long as the Extended Maturity Notes have an investment grade rating from both Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. and no default has occurred and is continuing under the applicable Extended Maturity Note Indenture, the Company will not be subject to certain of the covenants listed above.

Events of Default

The Extended Maturity Note Indentures also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Extended Maturity Note to become or to be declared due and payable.

2. Registration Rights Agreements for the Extended Maturity Notes

On January 5, 2011, in connection with the issuance of the Extended Maturity Notes, the Company entered into three separate Registration Rights Agreements (the “Registration Rights Agreements”) with respect to each series of the Extended Maturity Notes with Holdings, the Note Guarantors, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co (the “Dealer Managers”). The Dealer Mangers and their affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to the Company and its subsidiaries. The Dealer Managers have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services. In addition, a certain affiliate of J.P. Morgan Securities LLC is the administrative agent and a lender under the Company’s senior credit facility and has received fees in connection therewith. An affiliate of Credit Suisse Securities (USA) LLC was the syndication agent and is a lender under the Company’s senior secured credit facility and received fees in connection therewith. An affiliate of Goldman, Sachs & Co. is a lender under the Company’s senior secured credit facility and received fees in connection therewith.

In the Registration Rights Agreements, the Company, Holdings and the Note Guarantors have agreed that they will file with the Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement relating to the offer and exchange of each series of the Extended Maturity Notes for registered notes having identical terms as such series of Extended Maturity Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase of interest rate as described below).

The Company, Holdings and the Note Guarantors are required to file a registration statement with the SEC within 15 days after the date that the Company would be obligated to file its Form 10-K for the year ended December 31, 2010 with the SEC if the Company were a non-accelerated filer subject to Sections 13 or 15(d) of the Exchange Act (the “10-K Filing Date”) and to have the exchange offer registration statement declared effective by the SEC within 120 days after the 10-K Filing Date. If obligated under certain circumstances to file a shelf registration statement with respect to the Extended Maturity Notes, the Company, Holdings and the Note Guarantors are obligated to file such shelf registration statement with the SEC on or prior to the later of (x) 90 days after such filing obligation arises and (y) 15 days after the 10-K Filing Date and will cause the shelf registration statement to be declared effective by the SEC on or prior to the later of (x) 120 days after the 10-K Filing Date and (y) 180 days after such obligation to file such shelf registration statement arises.

If the Company, Holdings and the Note Guarantors fail to meet these filing or effectiveness targets or to consummate the registered exchange offer within 160 days after the 10-K Filing Date or if the exchange offer registration statement or the shelf registration statement, if any, ceases to be effective or usable for certain specified periods (each, a “Registration Default”), the Company will pay additional interest to each holder of Extended Maturity Notes of such series, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of such Extended Maturity Notes. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such Extended Maturity Notes with respect to each subsequent 90-day period, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum of the principal amount of such Extended Maturity Notes. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

3. Indenture relating to the Convertible Notes

On January 5, 2011, the Company, in connection with the consummation of the Exchange Offers, issued $1,143,706,000 aggregate principal amount of 11.00% Series A Convertible Senior Subordinated Notes due 2018 (the “Series A Convertible Notes”), $291,424,196 aggregate principal amount of 11.00% Series B Convertible Senior Subordinated Notes due 2018 (the “Series B Convertible Notes”) and $675,111,000 aggregate principal amount of 11.00% Series C Convertible Senior Subordinated Notes due 2018 (together with the Series A Convertible Notes and the Series B Convertible Notes, the “Convertible Notes”). The Convertible Notes were issued under an indenture, dated as of January 5, 2011 (the “Convertible Note Indenture”), among the Company, Holdings, the Note Guarantors and the Trustee. The Series A Convertible Notes, Series B Convertible Notes and Series C Convertible Notes are treated as a single class for substantially all purposes under the Convertible Note Indenture. The Convertible Notes were issued pursuant to Section 4(2) of the Securities Act only to holders who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

The Company issued approximately $1,338 million and $494 million of Convertible Notes to an affiliate of investment funds managed by Apollo Management VI, L.P. or one of its affiliates (together with its affiliates, “Apollo”) and Paulson & Co. Inc., on behalf of the several investment funds and accounts managed by it (together with such investment funds and accounts, “Paulson”), respectively. The Company is substantially owned and controlled by affiliates of Apollo Management, L.P. Assuming all Convertible Notes are converted into shares of Class A Common Stock, Apollo and Paulson would beneficially own approximately 66.26% and 21.52%, respectively, of the total outstanding shares of Common Stock on an as-converted basis (not including shares of Common Stock held by management for which Apollo exercises voting power).

The Convertible Notes are unsecured senior subordinated obligations of the Company. The Series A Convertible Notes bear interest at a rate of 10.50% per annum from October 15, 2010 to, but not including, January 5, 2011, payable on the first interest payment date, and bear interest at a rate of 11.00% per annum from January 5, 2011, payable semiannually to holders of record at the close of business on April 1 and October 1 immediately preceding the interest payment dates of April 15 and October 15 of each year. The Series B Convertible Notes bear interest at a rate of 11.75% per annum from October 15, 2010 to, but not including, January 5, 2011, payable on the first interest payment date, and bear interest at a rate of 11.00% per annum from January 5, 2011, payable semiannually to holders of record at the close of business on April 1 and October 1 immediately preceding the interest payment dates of April 15 and October 15 of each year. The Series C Convertible Notes bear interest at a rate of

12.375% per annum from October 15, 2010 to, but not including, January 5, 2011, payable on the first interest payment date, and bear interest at a rate of 11.00% per annum from January 5, 2011, payable semiannually to holders of record at the close of business on April 1 and October 1 immediately preceding the interest payment dates of April 15 and October 15 of each year. The Company will also pay interest on overdue principal, if any, from time to time on demand at a rate that is 2% per annum in excess of 11.00% to the extent lawful, and will pay interest on overdue installments of interest, if any, from time to time on demand at a rate that is 2% per annum in excess of 11.00% to the extent lawful. The Convertible Notes will mature on April 15, 2018, if not earlier repurchased, redeemed or converted.

Ranking

The Convertible Notes:

•

are subordinated in right of payment to all of the Company’s and the Note Guarantors’ existing and future senior debt, including its obligations under its senior secured credit facility, the New Senior Notes, the Existing Senior Notes and the related guarantees;

•

are equal in right of payment with all of the Company’s and the Note Guarantors’ existing and future senior subordinated debt, including the Existing Senior Subordinated Notes, the New Senior Subordinated Notes and the related guarantees; and

•	rank senior in right of payment to all of the Company’s and the Note Guarantors’ existing and future debt that is by its terms subordinated to the Convertible Notes.

Guarantees

The Convertible Notes are jointly and severally guaranteed on an unsecured senior subordinated basis by each of the Company’s direct or indirect subsidiaries that is a guarantor under the New Senior Subordinated Notes and by Holdings on an unsecured junior subordinated basis.

Conversion

The Convertible Notes are convertible into Class A common stock of Holdings, par value $0.01 per share (the “Class A Common Stock”), at any time prior to April 15, 2018. The Series A Convertible Notes and Series B Convertible Notes are convertible into 975.6098 shares of Class A Common Stock per $1,000 aggregate principal amount of Series A Convertible Notes and Series B Convertible Notes, which is equivalent to an initial conversion price of approximately $1.025 per share and the Series C Convertible Note are convertible into 926.7841 shares of Class A Common Stock per $1,000 aggregate principal amount of Series C Convertible Notes, which is equivalent to an initial conversion price of approximately $1.079 per share, in each case subject to adjustment if specified distributions to holders of the Class A Common Stock are made or specified corporate transactions occur, in each case as set forth in the Convertible Note Indenture. If any dividend or distribution that would otherwise result in a conversion rate adjustment is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Optional Redemption

Except as specified in the following sentence, the Company may not optionally redeem the Convertible Notes. The Company may only redeem the Convertible Notes upon the occurrence of an underwritten public offering of Class A Common Stock by Holdings or any selling holders pursuant to an effective registration statement filed by Holdings with the SEC under the Securities Act, pursuant to which the aggregate offering price of the Class A Common Stock sold in such offering is at least $200 million and the listing of Holdings Class A Common Stock on the NASDAQ Global Select Market, NASDAQ Global Market, or the New York Stock Exchange and at any time thereafter, the Company may, at its option, redeem the Convertible Notes, in whole or in part, at a redemption price, payable in cash, equal to 90% of the principal amount of the Convertible Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Change of Control

If the Company undergoes a change of control, it must offer to repurchase the Convertible Notes at 101% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

Covenants

The Convertible Note Indenture does not contain any restrictive covenants and as a result the Company is not restricted from paying dividends, incurring debt or issuing or repurchasing its securities under the Convertible Note Indenture.

Events of Default

The Convertible Note Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Convertible Notes to become or to be declared due and payable.

4. Registration Rights Agreement for the Convertible Notes

On January 5, 2011, in connection with the issuance of the Convertible Notes, the Company entered into a Registration Rights Agreement (the “Convertible Notes Registration Rights Agreement”) with respect to the Convertible Notes with Holdings, the Note Guarantors and the Dealer Managers. In the Convertible Notes Registration Rights Agreement, the Company, Holdings and the Note Guarantors have agreed to file with the SEC a shelf registration statement covering resales of the Registrable Securities, which are defined in the Convertible Notes Registration Rights Agreement to mean the Convertible Notes and the Class A Common Stock of Holdings issuable upon conversion of the Convertible Notes.

The Company, Holdings and the Note Guarantors are required to file the shelf registration statement with the SEC within 15 days after the 10-K Filing Date and to cause the shelf registration statement to be declared effective by the SEC within 120 days after the 10-K Filing Date.

If the Company, Holdings or the Note Guarantors fail to meet these filing or effectiveness targets or if the shelf registration statement ceases to be effective or usable for certain specified periods (each, a “Registrable Securities Registration Default”), it will pay additional interest to holders of Registrable Securities, with respect to the first 90-day period immediately following the occurrence of the first Registrable Securities Registration Default, in an amount equal to 0.25% per annum of the principal amount of Convertible Notes. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of Convertible Notes with respect to each subsequent 90-day period, up to a maximum amount of additional interest for all Registrable Securities Registration Defaults of 1.0% per annum of the principal amount of Convertible Notes. Following the cure of all Registrable Securities Registration Defaults, the accrual of additional interest will cease.

The Company and Holdings are permitted to suspend the use of the prospectus that is a part of such shelf registration statement for a period not to exceed a total of 90 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the SEC and other events.

5. New Securityholders Agreement

On January 5, 2011, the Company, Holdings and Apollo entered into a securityholders agreement with certain entities managed by York Capital Management and Western Asset Management Company, as investment manager on behalf of its client accounts (each, a “New Holder”), respectively (each agreement, a “New Securityholders Agreement”). The material terms of each New Securityholders Agreement are set forth below.

Preemptive Rights

Prior to (but not including) a Qualified Public Offering (as defined in the New Securityholders Agreement), the New Holder will have preemptive rights with respect to certain offerings by Holdings or the Company of equity. The New Holder’s preemptive rights do not apply to the Convertible Notes issued on the settlement date of the Exchange Offers (the “Settlement Date”) or to the Class A Common Stock issued upon conversion thereof. If Holdings or the Company proposes to issue or sell any equity securities, or securities convertible into, issuable upon exercise of or exchangeable for any such equity securities (subject to certain customary exceptions), then each New Holder will have the right to participate in any such issuance based on its pro rata equity ownership on a fully diluted basis.

Tag-Along Rights

If at any time, prior to the consummation of a Qualified Public Offering, certain Apollo entities propose to sell or transfer 5% or more of the outstanding shares of Common Stock on a fully diluted basis to any non affiliated third party, other than in a Public Sale (as defined in the New Securityholders Agreement), then the New Holder will have the right, subject to certain conditions, to participate in such transfer on a pro rata basis.

Assignment

None of the rights granted to the New Holder under the New Securityholders Agreement may be assigned to any other party; provided that the New Holder may assign its rights under the New Securityholders Agreement to one of its affiliate if it provides (i) documentation reasonably acceptable to the Company certifying such affiliate’s status as a qualified institutional buyer or an institutional accredited investor and/or (ii) such other documentation or certifications as may be reasonably requested by the Company.

Amendment

The New Securityholders Agreement may be amended in writing by Holdings, the Company and Apollo; provided that, the New Securityholders Agreement may not be modified in a manner that is materially adverse to the New Holder without the approval of each New Holder.

Termination

The New Securityholders Agreement will terminate upon the first to occur of (i) Holdings’ dissolution, liquidation or winding-up, (ii) the consummation of a Qualified Public Offering, (iii) with respect to each New Holder, when such New Holder, collectively with its affiliates or funds or accounts managed by it, owns less than $15 million aggregate principal amount of the Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) it received on the Settlement Date and (iv) with respect to Apollo, when Apollo ceases to own shares of Common Stock or Convertible Notes.

6. Amended and Restated Paulson Securityholders Agreement

On January 5, 2011, the Company, Holdings, Paulson & Co. Inc., on behalf of the several investment funds and accounts managed by it (together with such investment funds and accounts, “Paulson”) and certain affiliates of investment funds managed by Apollo Management VI, L.P. or one of its affiliates (together with its affiliates, the “Apollo Funds”) (Domus Investment Holdings, LLC (“Investment Holdings”), RCIV Holdings, L.P. (Cayman) (“RCIV Cayman”), RCIV Holdings (Luxembourg) S.à r.l (“RCIV S.à r.l”), Apollo Investment Fund VI L.P. (“AIF VI”) and Domus Co-Investment Holdings LLC (“Co-Investment Holdings”), together “Apollo”) amended and restated the securityholders agreement, originally dated as of November 30, 2010 (as amended and restated, the “Paulson Securityholders Agreement”). The Paulson Securityholders Agreement is amended such that, among other things, Paulson’s preemptive rights and tag-along rights with respect to equity issuances will not terminate until such time that Paulson, collectively with its affiliates or funds or accounts managed by it, owns less than $15 million aggregate principal amount of the Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) it received on the Settlement Date. A description of the Paulson Securityholders Agreement is set forth in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 1, 2010 and such description is incorporated herein by reference.

7. Amended and Restated Avenue Securityholders Agreement

On January 5, 2011, the Company, Holdings, Avenue Capital Management II, L.P. (together with its affiliated funds, “Avenue”) and Apollo amended and restated the securityholders agreement, originally dated as of November 30, 2010 (as amended and restated, the “Avenue Securityholders Agreement”). The Avenue Securityholders Agreement is amended such that, among other things, Avenue’s preemptive rights and tag-along rights with respect to equity issuances will not terminate until such time that Avenue, collectively with its affiliates or funds or accounts managed by it, owns less than $15 million aggregate principal amount of the Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) it received on the Settlement Date. A description of the Avenue Securityholders Agreement is set forth in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 1, 2010 and such description is incorporated herein by reference.

8. Conversion Shares Agreement

On January 5, 2011, the Company and Holdings, the Company’s indirect parent company, entered into a conversion shares agreement whereby Holdings agreed to issue shares of Class A Common Stock at Realogy’s option to the Company or holders of the Convertible Notes upon any conversion of the Convertible Notes into shares of Class A Common Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2011, the Board of Directors of the Company approved the Realogy Corporation Phantom Value Plan (the “Phantom Value Plan”), which is intended to provide certain participants, including the Company’s named executive officers, with an incentive to remain in the service of the Company and to increase their interest in the success of the Company and to receive compensation based upon the Company’s success.

Under the Phantom Value Plan, each participant is eligible to receive a payment with respect to an incentive award granted to him or her (an “Incentive Award”) in three series relating to the three series of Convertible Notes at such time and from time to time that Apollo (the “Affiliate Holders” and all three series of Convertible Notes, the “Plan Notes”) receives cash upon the discharge or third-party sale of not less than $267,638,044 of the aggregate principal amount of all series of Plan Notes (or on any non-cash consideration into which any series of Plan Notes may have been exchanged or converted). The payment with respect to a particular series of an Incentive Award would be an amount which bears the same ratio to the dollar amount of the Incentive Award relating to such series as (i) the aggregate amount of cash received by Affiliate Holders upon discharge in whole or in part of the principal amount of a particular series of Plan Notes or upon the sale of all or a portion of the principal amount of a particular series of Plan Notes (or upon the discharge, sale, exchange or transfer of any non-cash consideration into which any such series of Plan Notes may have been exchanged or converted) bears to (ii) the aggregate principal amount of such series of Plan Notes held by Affiliate Holders on the date of grant of such Incentive Award. In addition, participants may be eligible to receive additional amounts based upon cash received by the Affiliate Holders pursuant to the terms of any non-cash consideration into which any such series of Plan Notes may have been exchanged or converted.

In the event that a payment is to be made with respect to an Incentive Award in conjunction with or subsequent to a qualified public offering of common stock of the Company or its direct or indirect parent company, a participant may elect to receive stock in lieu of the cash payment in a number of unrestricted shares of common stock with a fair market value, as determined in good faith by the Compensation Committee, equal to the dollar amount then due on such Incentive Award, plus a number of restricted shares of such common stock with a fair market value, as determined in good faith by the Compensation Committee, equal to the amount then due multiplied by 0.15. The restricted shares of common stock will vest, based on continued employment, on the first anniversary of issuance. In addition, Incentive Awards will be subject to acceleration and payment upon a change of control as specified in the Phantom Value Plan.

On each date the Affiliate Holders receive cash interest on the Plan Notes, participants may be granted stock options under the Holdings 2007 Stock Incentive Plan with an aggregate value (determined on a Black-Scholes basis) equal to an amount which bears the same ratio to the aggregate dollar amount of the participant’s Incentive Award as (i) the aggregate amount of cash interest received by Affiliate Holders on such date bears to (ii) the aggregate principal amount of the Plan Notes held by the Affiliate Holders on the date of grant of the Incentive Award. The stock option grants to Realogy’s CEO, however, would be limited to 50% of the foregoing stock option amount. Generally, each grant of stock options will have a three year vesting schedule, subject to the participant’s continued employment, and vested stock options will become exercisable one year following a qualified public offering. The stock options will have a term of 7.5 years.

Incentive Awards are immediately cancelable and forfeitable in the event of the termination of a participant’s employment for any reason. The Incentive Awards also terminate 10 years following the date of grant.

On January 5, 2011, the Board of Directors of the Company made initial grants of Incentive Awards of approximately $21.8 million to Realogy’s CEO, the other named executive officers and the CEO’s other three direct reports. The following is a table of the Company’s named executive officers and their respective award amounts:

Name	Series A Convertible Notes Incentive Award	Series B Convertible Notes Incentive Award	Series C Convertible Notes Incentive Award
Richard A. Smith	$3,292,410	$1,833,170	$3,994,670
Anthony E. Hull	$1,018,110	$566,870	$1,235,270
Kevin J. Kelleher	$653,659	$363,949	$793,082
Alexander E. Perriello, III	$837,610	$466,370	$1,016,270
Bruce Zipf	$808,820	$450,340	$981,340

Item 8.01.	Other Events.

On January 5, 2011, the Company issued a press release announcing the consummation of the Exchange Offers. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Corporation

By:		/s/ Anthony E. Hull
	Name:	Anthony E. Hull

	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: January 7, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release issued January 5, 2011.